Series Number: 1
For the Period Ending 6/30/14

48)           Class I
First $500 million 1.000%
Next $500 million 0.950%
Over $1 billion 0.900%

Class II
First $500 million 0.900%
Next $500 million 0.850%
Over $1 billion 0.800%

Series Number: 4
For the Period Ending 6/30/14

48)           Class I & III
First $250 million 1.500%
Next $250 million 1.200%
Next $500 million 1.100%
Over $1 billion 1.000%

Class II & IV
First $250 million 1.400%
Next $250 million 1.100%
Next $500 million 1.000%
Over $1 billion 0.900%

72DD)                      1. Total income dividends for which record date passed during the period
Class I                                           3,419
2. Dividends for a second class of open-end company shares
Class II                                901
Class III                                15
Class IV                                22

73A)           1. Dividends from net investment income
Class I                                           $0.1752
2. Dividends from a second class of open-end company shares
Class II                                $0.1595
Class III                                $0.1752
Class IV                                $0.1595

74U)           1. Number of shares outstanding (000's omitted)
Class I                                           22,239
2. Number of shares outstanding of a second class of open-end company shares    (000's omitted)
Class II                                5,566
Class III                                99
Class IV                                137

74V)           1. Net asset value per share (to nearest cent)
Class I                                           $10.79
2. Net asset value per share of a second class of open-end company shares (to nearest cent)
Class II                                $10.78
Class III                                $10.79
Class IV                                $10.79

Series Number: 5
For period ending 6/30/14

48)           Class I & Class III
First $500 million 1.000%
Next $500 million 0.950%
Over $1 billion 0.900%

Class II
First $500 million 0.900%
Next $500 million 0.850%
Over $1 billion 0.800%

72DD)                      1. Total income dividends for which record date passed during the period
Class I                                           4,180
2.  Dividends for a second class of open-end company shares
Class II                                4,250
Class III                                91

73A)           1. Dividends from net investment income
Class I                                           $0.0849
2. Dividends for a second class of open-end company shares
Class II                                $0.0788
Class III                                $0.0849

74U)           1. Number of shares outstanding (000's omitted)
Class I                                48,950
2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
Class II                                48,540
Class III                                1,072

74V)           1. Net asset value per share (to nearest cent)
Class I                                           $9.09
2.Net asset value per share of a second class of open-end company shares (to nearest cent)
Class II                                $9.10
Class III                                $9.09

Series Number: 6
For period ending 6/30/14

72DD)                      1. Total income dividends for which record date passed during the period
Class I                                           2,798
2. Dividends for a second class of open-end company shares
Class II                                164
Class III                                68

73A)           1. Dividends from net investment income
Class I                                           $0.0966
2. Dividends for a second class of open-end company shares
Class II                                $0.0857
Class III                                $0.0966

74U)           1. Number of shares outstanding (000's omitted)
Class I                                           35,089
2. Number of shares outstanding of a second class of open-end company shares(000's omitted)
Class II                                1,918
Class III                                790

74V)           1. Net asset value per share (to nearest cent)
Class I                                           $9.74
2. Net asset value per share of a second class of open-end company shares (to nearest cent)
Class II                                $9.74
Class III                                $9.74

Series Number: 7
For period ending 6/30/14

48)           Class I & Class III
First $500 million 1.000%
Next $500 million 0.950%
Over $1 billion 0.900%

Class II
First $500 million 0.900%
Next $500 million 0.850%
Over $1 billion 0.800%

72DD)                      1. Total income dividends for which record date passed during the period
Class I                                144
2. Dividends for a second class of open-end company shares
Class II                                490
Class III                                4

73A)           1. Dividends from net investment income
Class I                                           $0.0557
2. Dividends from a second class of open-end company shares
Class II                                $0.0337
Class III                                $0.0557

74U)           1. Number of shares outstanding (000's omitted)
Class I                                2,477
2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
Class II                                 9,030
Class III                                 73

74V)           1. Net asset value per share (to nearest cent)
Class I                                           $15.23
2.Net asset value per share of a second class of open-end company shares (to nearest cent)
Class II                                $15.04
Class III                                $15.22

Series Number: 8
For period ending 6/30/14

48)           Class I                      1.000%
Class II                      0.900%

Series Number: 9
For period ending 6/30/14

48)           Class I
First $1 billion 0.900%
Next $4 billion 0.800%
Over $5 billion 0.700%

Class II
First $1 billion 0.800%
Next $4 billion 0.700%
Over $5 billion 0.600%

Series Number: 10
For period ending 6/30/14

48)           Class I        1.000%
Class II       0.900%

Series Number: 12
For period ending 6/30/14

48)           Class I        1.000%
Class II       0.900%